Former President of EA Canada Joins Red Mile Entertainment as EVP of Operations

SAUSALITO, Calif., Dec 5, 2006 - Red Mile Entertainment, a worldwide developer and publisher of interactive entertainment software, today announced that Glenn Wong has joined the Company as Executive Vice President of Operations.

Founded in August 2004, Red Mile has developed a number of innovative titles. In 2005, the Company successfully launched its first franchise game, “Heroes of the Pacific,” for multiple platforms including the PlayStation®2 computer entertainment system, Xbox® video game system from Microsoft and the PC. The popular game is also being developed for the PSP® portable entertainment system, and a sequel to the franchise is being developed for the next generation of consoles and PC platforms. Red Mile’s most highly anticipated title, “Jackass: The Game,” which is based on the extremely successful MTV series, is expected to be published in March 2007. A publicly reporting company, Red Mile is also working towards the listing of its common shares for trading on the OTC Bulletin Board and the TSX Venture Exchange in Canada.

Mr. Wong was President and General Manager of Electronic Arts Canada, the world’s largest video game software development studio. During his tenure, this studio dramatically grew its revenue base and tripled to over 700 employees.  He was also a Senior Vice President of Electronic Arts Inc., the dominant player in the interactive electronic entertainment landscape with nearly $3 billion in revenue as of fiscal 2006.

Before joining EA, Mr. Wong was President of Rogers Cable TV British Columbia and oversaw the first large-scale implementation of a 2-way fiber optic network for cable modems in Canada.

Mr. Wong began his career at Procter and Gamble and has been recognized over the years with numerous awards for his marketing and business accomplishments. These include two Marketer of the Year awards from the B.C. Chapter of the American Marketing Association and, in 2002, the New York American Marketing Association’s Gold Effie award for advertising effectiveness.

Mr. Wong received a bachelor’s degree in Commerce and Business Administration from the University of British Columbia, Canada.

"Red Mile is becoming a formidable player in the interactive software environment through its ability to identify and cultivate intellectual properties such as ‘Jackass: The Game’," said Mr. Wong. "This opportunity is an ideal fit, and I’m excited to apply my operational experience to help take the company to the next level."

Chester Aldridge, Chairman and CEO of Red Mile, stated, “We are thrilled to have someone of Glenn’s caliber and industry-level expertise join our team and believe this is a testament to the direction and growth objectives of our company. Glenn will be instrumental in helping to oversee our operations as we strive to further establish ourselves as a key publisher of interactive software games.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements.

About Red Mile Entertainment

Red Mile Entertainment, Inc. is a worldwide developer and publisher of interactive entertainment software. Headquartered in Sausalito, California, the company creates, incubates and licenses premier intellectual properties and develops products for console video game systems, personal computers and other interactive entertainment platforms. www.redmileentertainment.com.

©Red Mile Entertainment, Inc. All rights reserved. Red Mile Entertainment and the Red Mile Entertainment logo are trademarks of Red Mile Entertainment, Inc.

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